UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
November 1, 2016
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American Assets Trust, Inc.
(Exact name of registrant as specified in its charter)

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Maryland (State or other jurisdiction of incorporation)	001-35030 (Commission File No.)	27-3338708 (I.R.S. Employer Identification No.)
11455 El Camino Real, Suite 200 San Diego, California 92130 (Address of principal executive offices)	92130 (Zip Code)
(858) 350-2600 Registrant’s telephone number, including area code:
Not Applicable (Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 1, 2016, American Assets Trust, Inc. (the “Company”) issued a press release regarding its financial results for the quarter ending September 30, 2016. Also on November 1, 2016, the Company made available on its website at www.americanassetstrust.com certain supplemental information concerning the Company’s financial results and operations for the quarter ending September 30, 2016. Copies of the press release and supplemental information are attached hereto as Exhibits 99.1 and 99.2, respectively.

Exhibits 99.1 and 99.2, are being furnished pursuant to Item 2.02 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 7.01	Regulation FD Disclosure.

As discussed in Item 2.02 above, the Company issued a press release regarding its financial results for the quarter ending September 30, 2016 and made available on its website certain supplement information relating thereto.

The information being furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits:
The following exhibits are filed herewith:

Exhibit Number	Exhibit Description
99.1**	Press release issued by American Assets Trust, Inc. on November 1, 2016.
99.2**	American Assets Trust, Inc. Supplemental Information for the quarter ended September 30, 2016.
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** Furnished herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Assets Trust, Inc.
	By:	/s/ Robert F. Barton
Robert F. Barton Executive Vice President, CFO
November 1, 2016

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press release issued by American Assets Trust, Inc. on November 1, 2016.
99.2	American Assets Trust, Inc. Supplemental Information for the quarter ended September 30, 2016.

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